FHLBANK TOPEKA ANNOUNCES 2011 OPERATING RESULTS

February 22, 2012 – FHLBank Topeka (FHLBank) announces its operating results for 2011. FHLBank is reporting net income of $77.3 million for fiscal year 2011 compared to $33.5 million for fiscal year 2010. FHLBank expects to file its Form 10-K for 2011 with the Securities and Exchange Commission (SEC) on or about March 19, 2012.

President’s Comments

“FHLBank Topeka recorded another year of outstanding financial performance despite a drop in advance volume over the year allowing the bank to continue to pay strong dividends while also building retained earnings,” said Andrew J. Jetter, president and CEO. “We are pleased that members continue to find great value in the MPF® Program, resulting in a significant increase in both the volume of mortgage loans sold to FHLBank and the number of members accessing the program in 2011.”

Net Income

Net income for fiscal year 2011 computed in accordance with U.S. generally accepted accounting principles (GAAP) was $77.3 million versus $33.5 million for 2010. The increase in net income between 2011 and 2010 was primarily the result of a net change in gain/loss on derivatives and hedging activities of $66.0 million (37.7%), to a $108.7 million loss in 2011 from a $174.7 million loss in 2010. Net interest income decreased $19.0 million (7.6%), to $230.9 million in 2011 from $249.9 million in 2010, as the impact of declining interest earning assets, specifically investments and advances, outweighed the benefit of a better net interest margin (net interest income as a percentage of average earning assets).

GAAP Income versus Adjusted Income and Adjusted Return on Equity

Adjusted income is a non-GAAP measure used by management to evaluate the quality of its ongoing earnings. FHLBank management believes that the presentation of income as measured for management purposes enhances the understanding of FHLBank’s performance by highlighting its underlying results and profitability. By removing volatility created by market value fluctuations and items such as prepayment fees, FHLBank can compare longer-term trends in earnings that might otherwise be indeterminable. Therefore, as part of evaluating its financial performance, FHLBank adjusts net income reported in accordance with GAAP for the impact of: (1) Affordable Housing Program (AHP) and Resolution Funding Corporation (REFCorp) assessments (assessments for AHP and REFCorp through June 30, 2011, were equivalent to an effective minimum income tax rate of 26%; and, upon satisfaction of the REFCorp obligation as of June 30, 2011, the assessment for AHP for the second half of 2011 was equivalent to an effective minimum income tax rate of 10%); (2) items related to derivatives and hedging activities; and (3) other items excluded because they are not considered a part of our routine operations or ongoing business model, such as prepayment fees, gain/loss on retirement of debt, gain/loss on mortgage loans held for sale and gain/loss on securities. The result is referred to as “adjusted income,” which is a non-GAAP measure of income. Adjusted income is used to compute an adjusted return on equity (ROE) that is then compared to the average overnight Federal funds effective rate, with the difference referred to as adjusted ROE spread. Because FHLBank is primarily a “hold-to-maturity” investor and does not trade derivatives, management believes that adjusted income, adjusted ROE and adjusted ROE spread are helpful in understanding its operating results and provide a meaningful period-to-period comparison in contrast to GAAP income and ROE based on GAAP income, which can vary significantly from period to period because of derivatives and hedging activities and certain other items that management excludes when evaluating operational performance because the added volatility does not provide a consistent measurement analysis.

Derivative and hedge accounting affects the timing of income or expense from derivatives, but not the economic income or expense from these derivatives when held to maturity or call date. For example, interest rate caps are purchased with an upfront fixed cost to provide protection against the risk of rising interest rates. Under derivative accounting guidance, these instruments are then marked to market each month, which can result in having to recognize significant gains and losses from year to year, producing volatility in FHLBank’s GAAP income. However, the sum of such gains and losses over the term of a derivative will equal its original purchase price if held to maturity. Although the value of the caps declined significantly during fiscal years 2011 and 2010, the value of the interest rate caps will ultimately equal zero at maturity (at December 31, 2011, the carrying value of the FHLBank’s interest rate caps used to hedge adjustable rate mortgage-backed securities with embedded caps was $45.4 million). Because of the monthly mark-to-market on the caps, FHLBank’s GAAP income will continue to be subject to volatility as both gains and losses on the caps are likely to be recorded in future periods.

Calculation of Adjusted Income (amounts in thousands):
	2011	2010

Net Income, as reported under GAAP for the year	$77,326	$33,548
Total assessments	20,433	12,153

Income (loss) before assessments	97,759	45,701
Derivative-related and other excluded items[1]	72,568	145,674

Adjusted income (a non-GAAP measure)[2]	$170,327	$191,375

[1]	The 2011 and 2010 excluded items are “Prepayment fees on terminated advances,” “Net gain (loss) on trading securities,” “Net gain (loss) on derivatives and hedging activities” and “Net gain (loss) on mortgage loans held for sale” directly from FHLBank’s December 31, 2011, Statements of Income.

[2]	Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, FHLBank has procedures in place to calculate these measures using the appropriate GAAP components. Although these non-GAAP measures are frequently used by FHLBank’s stakeholders in the evaluation of our performance, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

FHLBank uses adjusted ROE (a non-GAAP measure) compared to the average Federal funds rate as a key measure of effective use and management of members’ capital.

Calculation of ROE Spread (amounts in thousands):
	2011	2010

Average GAAP total capital for the year	$1,745,252	$1,873,427
ROE, based upon GAAP income before assessments	5.60%	2.44%
Adjusted ROE, based upon adjusted income[1]	9.76%	10.22%
Average overnight Federal funds effective rate (FF rate)	0.10%	0.18%
Adjusted ROE as a spread to average FF rate[1]	9.66%	10.04%

[1]	Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, FHLBank has procedures in place to calculate these measures using the appropriate GAAP components. Although these non-GAAP measures are frequently used by FHLBank’s stakeholders in the evaluation of our performance, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

Attached are highlights from the Statements of Condition and Statements of Income for the years ending December 31, 2011 and 2010. The Form 10-K will be available on the SEC website (www.sec.gov), as well as FHLBank’s website (www.fhlbtopeka.com), as soon as FHLBank files the Form 10-K with the SEC on or about March 19, 2012.

MPF is a registered trademark of the Federal Home Loan Bank of Chicago.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “believe,” “will,” “likely,” “continue,” “strive” or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: political events, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors; regulatory actions and determinations, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in the U.S. government’s long-term debt rating and the long-term debt rating of FHLBank and/or other Federal Home Loan Banks; changes in demand for advances or consolidated obligations of FHLBank and/or of the FHLBank System; effects of derivative accounting treatment, OTTI accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments; volatility of market prices, rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures, mergers or changes in principal place of business; soundness of other financial institutions, including FHLBank’s members, nonmember borrowers and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank’s members or nonmember borrowers or collateral pledged by derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including the availability of other sources of funding for members; the willingness of members to do business with FHLBank; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and adverse developments or events affecting or involving other FHLBanks, housing GSEs or the FHLBank System in general. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	December 31,	December 31,
	2011	2010
Statements of Condition (as of period end)
Investments[1]	$10,576,537	$14,845,941
Advances	17,394,399	19,368,329
Mortgage loans held for portfolio, net	4,933,332	4,172,906
Total assets	33,190,182	38,706,067
Deposits	997,371	1,209,952
Consolidated obligations, net[2]	30,145,591	35,225,977
Total liabilities	31,488,735	36,922,589
Total capital stock	1,327,827	1,454,396
Retained earnings	401,461	351,754
Total capital	1,701,447	1,783,478
Regulatory capital[3]	1,737,657	1,825,700

	2011	2010
Statements of Income (for the year)
Interest income	$546,487	$630,011
Interest expense	315,561	380,135
Net interest income before loan loss provision	230,926	249,876
Provision for credit losses on mortgage loans	1,058	1,582
Net other-than-temporary impairment losses on held-to-maturity securities recognized in earnings[4]	(4,711)	(4,034)
Net gain (loss) on derivatives and hedging activities	(108,743)	(174,674)
Net gain (loss) on trading securities	20,772	14,425
Other income	14,144	9,780
Other expenses	53,571	48,090
Income (loss) before assessments	97,759	45,701
AHP assessments	8,611	3,766
REFCorp assessments[5]	11,822	8,387
Total assessments	20,433	12,153
Net income	77,326	33,548
Weighted average dividend rate[6]	1.99%	2.36%

[1]	Investments include held-to-maturity securities, trading securities, interest-bearing deposits and Federal funds sold.
[2]	Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.
[3]
Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.

[4]
During the year ended December 31, 2011, FHLBank recognized a total loss on other-than-temporarily impaired held-to-maturity securities (net of amounts reclassified to/from accumulated other comprehensive income) of $13.7 million, of which $4.7 million related to estimated credit losses (recognized in earnings). Losses in excess of estimated credit losses are recognized in accumulated other comprehensive income.

[5]
Based upon income reported by the FHLBanks through June 30, 2011, the aggregate amounts actually assessed through that date, and payments made in July 2011 by all 12 FHLBanks, fully satisfied the REFCorp obligation.

[6]	Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.